Exhibit 99

Marine Products Corporation Announces Corrected Fourth Quarter 2015 Share Repurchases

ATLANTA, January 6, 2016 - Marine Products Corporation (NYSE: MPX) announced today that during the fourth quarter of 2015 it purchased 24,703 shares under its share repurchase program. The previous announcement of the repurchase of 20,903 shares was incorrect.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive, jet drive and outboard pleasure boats, and Robalo offshore sport fishing boats.  The Company continues to diversify its product lines through product innovation.  With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value.  For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

For information contact:

BEN M. PALMER

Chief Financial Officer

(404) 321-7910

irdept@marineproductscorp.com

JIM LANDERS

Vice President, Corporate Finance

(404) 321-2162

jlanders@marineproductscorp.com